Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-12458, and 333-140809 on Form S-8 and Nos. 333-161781, on Form F-3, of our report, dated March 25, 2010, relating to the consolidated financial statements of Cimatron Ltd. (the “Company”) for the year ended December 31, 2009, appearing in this Annual Report on Form 20-F of the Company for the year ended December 31, 2009.

Brightman Almagor Zohar & Co.

Certified Public Accountants

A member of Deloitte Touche Tohmatsu

Tel Aviv, Israel

June 28, 2010